Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2015

•	Revenues for Q2 2015 $590.5 million
•	Operating margin Q2 2015 of 7.5%, or adjusted operating margin of 8.4%
•	EPS Q2 2015 of $0.17, or adjusted EPS of $0.20
•	Cash from operations for trailing twelve months Q2 2015 of $290 million and capital expenditures of $153 million
•	Guidance for Q3 2015 for revenues of $560 - $600 million and gross margins of 22% to 24%

MALVERN, PENNSYLVANIA – August 4, 2015 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and six fiscal months ended July 4, 2015.

Revenues for the fiscal quarter ended July 4, 2015 were $590.5 million, compared to $641.9 million for the fiscal quarter ended June 28, 2014.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended July 4, 2015 were $26.3 million, or $0.17 per diluted share, compared to $35.6 million, or $0.23 per diluted share for the fiscal quarter ended June 28, 2014.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended July 4, 2015 include restructuring and severance costs of $5.7 million.  Net earnings attributable to Vishay stockholders for the fiscal quarter ended June 28, 2014 include restructuring and severance costs of $9.0 million.  These items are summarized on the attached reconciliation schedule.  Adjusted earnings per diluted share, which exclude these items, were $0.20 and $0.27 for the fiscal quarters ended July 4, 2015 and June 28, 2014, respectively.

Commenting on the results for the second quarter 2015, Dr. Gerald Paul, President and Chief Executive Officer, stated, "In the second quarter Vishay experienced a less favorable economic environment than anticipated. We did not achieve the projected revenue increase, but rather a repetition of the first quarter with similarly solid results. Despite a mixed outlook for our end markets and some anticipated inventory reduction of our products at distributors, we continue to expect a free cash flow generation of substantially over $100 million for the year 2015."

Dr. Gerald Paul continued,  "To defend margins and free cash flow in a potentially lower growth environment, we announced yesterday new global cost reduction programs to reduce SG&A costs by $17 million, to be fully implemented by the end of 2016, and to reduce COGS by $18 million at current volumes, to be fully implemented by the end of 2017. As announced, the expected cash costs will be approximately $30 million. These cost reductions will impact neither the R&D activities nor the initiatives in Asian markets as defined in our Growth Plan. At the same time, we continue to pursue synergetic or strategic acquisitions at appropriate valuations."

Commenting on the outlook for the third quarter 2015 Dr. Paul stated, "Based on a 1.10 U.S. dollar to euro exchange rate, we guide for revenues of $560 to $600 million and for gross margins of 22% to 24%."

A conference call to discuss first quarter financial results is scheduled for Tuesday, August 4, 2015 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 71078044.

There will be a replay of the conference call from 12:00 p.m. ET on Tuesday, August 4, 2015 through 11:59 p.m. ET on Tuesday, August 11, 2015. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 71078044.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at https://ir.vishay.com.

About Vishay
Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.
This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the term "EBITDA" is not defined in GAAP, the measure is derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, internal growth and acquisition activity and results, new product development, cost reduction programs, and the general state of the Company, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; uncertainty related to the effects of changes in foreign currency exchange rates; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	July 4, 2015	April 4, 2015	June 28, 2014

Net revenues	$590,470	$593,436	$641,929
Costs of products sold	448,988	448,398	477,836
Gross profit	141,482	145,038	164,093
Gross margin	24.0%	24.4%	25.6%

Selling, general, and administrative expenses	91,652	96,070	97,156
Restructuring and severance costs	5,660	1,410	9,014
Operating income	44,170	47,558	57,923
Operating margin	7.5%	8.0%	9.0%

Other income (expense):
Interest expense	(6,736)	(6,361)	(5,821)
Other	1,160	3,460	208
Total other income (expense) - net	(5,576)	(2,901)	(5,613)

Income before taxes	38,594	44,657	52,310

Income taxes	12,076	13,732	16,478

Net earnings	26,518	30,925	35,832

Less: net earnings attributable to noncontrolling interests	250	226	190

Net earnings attributable to Vishay stockholders	$26,268	$30,699	$35,642

Basic earnings per share attributable to Vishay stockholders	$0.18	$0.21	$0.24

Diluted earnings per share attributable to Vishay stockholders	$0.17	$0.20	$0.23

Weighted average shares outstanding - basic	147,700	147,698	147,567

Weighted average shares outstanding - diluted	151,700	152,666	154,322

Cash dividends per share	$0.06	$0.06	$0.06

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Six fiscal months ended
	July 4, 2015	June 28, 2014

Net revenues	$1,183,906	1,244,307
Costs of products sold	897,386	934,931
Gross profit	286,520	309,376
Gross margin	24.2%	24.9%

Selling, general, and administrative expenses	187,722	193,463
Restructuring and severance costs	7,070	15,418
Operating income	91,728	100,495
Operating margin	7.7%	8.1%

Other income (expense):
Interest expense	(13,097)	(11,801)
Other	4,620	1,520
Total other income (expense) - net	(8,477)	(10,281)

Income before taxes	83,251	90,214

Income taxes	25,808	28,418

Net earnings	57,443	61,796

Less: net earnings attributable to noncontrolling interests	476	344

Net earnings attributable to Vishay stockholders	$56,967	$61,452

Basic earnings per share attributable to Vishay stockholders	$0.39	$0.42

Diluted earnings per share attributable to Vishay stockholders	$0.37	$0.40

Weighted average shares outstanding - basic	147,699	147,561

Weighted average shares outstanding - diluted	152,183	153,438

Cash dividends per share	$0.12	$0.12

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 4, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$483,020	$592,172
Short-term investments	578,975	514,776
Accounts receivable, net	294,062	271,554
Inventories:
Finished goods	118,496	113,361
Work in process	198,382	185,769
Raw materials	123,670	125,464
Total inventories	440,548	424,594

Deferred income taxes	27,355	17,815
Prepaid expenses and other current assets	90,997	105,539
Total current assets	1,914,957	1,926,450

Property and equipment, at cost:
Land	89,931	91,844
Buildings and improvements	554,609	560,926
Machinery and equipment	2,357,161	2,368,046
Construction in progress	68,438	82,684
Allowance for depreciation	(2,221,802)	(2,205,405)
	848,337	898,095

Goodwill	143,596	144,359

Other intangible assets, net	170,919	186,613

Other assets	141,138	143,256
Total assets	$3,218,947	$3,298,773

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 4, 2015	December 31, 2014
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$17	$18
Trade accounts payable	159,086	174,451
Payroll and related expenses	119,482	120,023
Other accrued expenses	149,459	137,576
Income taxes	20,269	24,671
Total current liabilities	448,313	456,739

Long-term debt less current portion	427,294	454,922
Deferred income taxes	183,600	178,900
Other liabilities	67,519	76,811
Accrued pension and other postretirement costs	278,733	300,524
Total liabilities	1,405,459	1,467,896

Equity:
Vishay stockholders' equity
Common stock	13,544	13,532
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,056,611	2,055,246
Retained earnings (accumulated deficit)	(136,242)	(175,485)
Accumulated other comprehensive income (loss)	(126,900)	(69,140)
Total Vishay stockholders' equity	1,808,226	1,825,366
Noncontrolling interests	5,262	5,511
Total equity	1,813,488	1,830,877
Total liabilities and equity	$3,218,947	$3,298,773

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Six fiscal months ended
	July 4, 2015	June 28, 2014

Operating activities
Net earnings	$57,443	$61,796
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation and amortization	90,185	86,931
(Gain) loss on disposal of property and equipment	(115)	23
Accretion of interest on convertible debentures	2,090	1,933
Inventory write-offs for obsolescence	9,329	9,867
Other	(10,924)	1,312
Changes in operating assets and liabilities,
net of effects of businesses acquired	(55,646)	(62,789)
Net cash provided by operating activities	92,362	99,073

Investing activities
Purchase of property and equipment	(49,550)	(53,336)
Proceeds from sale of property and equipment	1,675	1,741
Purchase of businesses, net of cash acquired	-	(20,776)
Purchase of short-term investments	(185,583)	(243,975)
Maturity of short-term investments	91,953	236,624
Sale of other investments	400	-
Other investing activities	1,274	927
Net cash provided by (used in) investing activities	(139,831)	(78,795)

Financing activities
Principal payments on long-term debt and capital lease obligations	-	(11)
Net proceeds (payments) on revolving credit lines	(30,000)	20,000
Dividends paid to common stockholders	(16,252)	(16,238)
Dividends paid to Class B common stockholders	(1,456)	(1,456)
Net changes in short-term borrowings	(1)	16
Distributions to noncontrolling interests	(725)	(547)
Excess tax benefit from RSUs vested	21	-
Net cash provided by (used in) financing activities	(48,413)	1,764
Effect of exchange rate changes on cash and cash equivalents	(13,270)	(2,797)

Net increase (decrease) in cash and cash equivalents	(109,152)	19,245

Cash and cash equivalents at beginning of period	592,172	640,348
Cash and cash equivalents at end of period	$483,020	$659,593

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Six fiscal months ended
	July 4, 2015	April 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

GAAP net earnings attributable to Vishay stockholders	$26,268	$30,699	$35,642	$56,967	$61,452

Reconciling items affecting operating margin:
Restructuring and severance costs	$5,660	$1,410	$9,014	$7,070	$15,418

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$(1,988)	$(508)	$(2,747)	$(2,496)	$(4,844)

Adjusted net earnings	$29,940	$31,601	$41,909	$61,541	$72,026

Adjusted weighted average diluted shares outstanding	151,700	152,666	154,322	152,183	153,438

Adjusted earnings per diluted share*	$0.20	$0.21	$0.27	$0.40	$0.47

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Six fiscal months ended
	July 4, 2015	April 4, 2015	June 28, 2014	July 4, 2015	June 28, 2014

GAAP net earnings attributable to Vishay stockholders	$26,268	$30,699	$35,642	$56,967	$61,452
Net earnings attributable to noncontrolling interests	250	226	190	476	344
Net earnings	$26,518	$30,925	$35,832	$57,443	$61,796

Interest expense	$6,736	$6,361	$5,821	$13,097	$11,801
Interest income	(1,028)	(1,197)	(1,261)	(2,225)	(2,484)
Income taxes	12,076	13,732	16,478	25,808	28,418
Depreciation and amortization	44,775	45,410	43,576	90,185	86,931
EBITDA	$89,077	$95,231	$100,446	$184,308	$186,462

Reconciling items
Restructuring and severance costs	$5,660	$1,410	$9,014	$7,070	$15,418

Adjusted EBITDA	$94,737	$96,641	$109,460	$191,378	$201,880

Adjusted EBITDA margin**	16.0%	16.3%	17.1%	16.2%	16.2%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter G. Henrici
Senior Vice President, Corporate Communications
 +1-610-644-1300